As filed with the Securities and Exchange Commission on June 22, 2001
                                               Registration No. 333-
_____________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              ___________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                             MICREL, INCORPORATED
            (Exact Name of Registrant as Specified in Its Charter)


        California                                         94-2526744
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization)                       Identification Number)

                              2180 Fortune Drive
                          San Jose, California 95131
          (Address of Principal Executive Office, Including Zip Code)

                             MICREL, INCORPORATED
                     2000 NONQUALIFIED STOCK INCENTIVE PLAN
                            (Full Title of the Plans)

                            Richard D. Crowley, Jr.
                            Chief Financial Officer
                              Micrel, Incorporated
                               2180 Fortune Drive
                           San Jose, California 95131
                     (Name and Address of Agent for Service)

                                 (408) 944-0800
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:
                           Stephen J. Schrader, Esq.
                            Morrison & Foerster LLP
                               755 Page Mill Road
                          Palo Alto, California 94304

=============================================================================
                       CALCULATION OF REGISTRATION FEE
=============================================================================
  Title of       Amount     Proposed Maximum  Proposed Maximum     Amount of
Shares to be    to be (1)   Aggregate Price      Aggregate       Registration
 Registered    Registered     Per Share(2)    Offering Price(2)       Fee
------------   ----------   ---------------   ----------------   ------------
Common Stock,    100,000      $   27.23         $  2,723,000         $ 681
no par value      shares
=============================================================================

(1) This Registration Statement will also cover any additional shares of Common Stock which become issuable under the 2000 Nonqualified Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and (c) under the Securities Act of 1933, as amended, based upon an average of the high and low prices of Micrel, Incorporated common stock reported on the Nasdaq National Market on June
20, 2001.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
   The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

   The following documents filed by Micrel, Incorporated (the
"Registrant") with the Securities and Exchange Commission (the
"Commission") are incorporated by reference herein:

(a)   The Registrant's Annual Report on Form 10-K (the "Annual
Report"), which includes audited financial statements for the Registrant's latest fiscal year ending December 31, 2000.

(b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

(c)   The Registrant's Current Report on Form 8-K filed on June 13, 2001;

(d)   The Registrant's Current Report on Form 8-K filed on June 21, 2001; and

(e) The description of the Registrant's Common Stock which is contained in its Registration Statement on Form 8-A filed December 6, 1994, including any amendment or report filed for the purpose of updating such description.

   All documents filed by the Registrant with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

   Not applicable.

Item 5.   Interests of Named Experts and Counsel.

   Not applicable.

Item 6.   Indemnification of Directors and Officers.

   The Registrant's Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by California law.

   The Registrant is also empowered under its Bylaws to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Registrant has entered into indemnification agreements with each of its directors and executive officers.

   In addition, the Registrant's Restated Articles of Incorporation provide that the liability of the Registrant's directors for monetary damages shall be eliminated to the fullest extent permissible under California law. This provision in the Restated Articles of Incorporation does not eliminate a director's duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief will remain available under California law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omission not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Registrant or its shareholders, for any transaction from which the director derived an improper personal benefit, for improper transactions between the director and the Registrant and for improper distributions to shareholders and loans to directors and officers. This provision also does not affect a director's responsibilities under any laws, such as the federal securities laws or state or federal environmental laws.

   The Registrant has entered into agreements with its directors and certain of its executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreement also sets forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Item 7.   Exemption From Registration Claimed.

   Not applicable.

Item 8.   Exhibits.
   Exhibit
   Number       Description
   -------      -----------

5.1    Opinion of Morrison & Foerster LLP.

23.1   Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

23.2   Consent of Deloitte & Touche LLP, Independent Auditors

25.1   Power of Attorney (contained in the signature page hereto)


Item 9.   Undertakings.

   The undersigned Registrant hereby undertakes:

   (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement and to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  (ii) that, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

 (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant, Micrel, Incorporated, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on June 22, 2001.

                                                   MICREL, INCORPORATED

                                               By: /s/ Raymond D. Zinn
                                                   ---------------------------
                                                   Raymond D. Zinn
                                                   President and
                                                   Chief Executive Officer

                               POWER OF ATTORNEY

   Each person whose signature appears below constitutes and appoints
Raymond D. Zinn and Richard B. Crowley, Jr., and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                             Capacity                     Date
---------                             --------                     ----

/s/ Raymond D. Zinn             President, Chief Executive      June 22, 2001
----------------------------    Officer and Chairman of the
    Raymond D. Zinn             Board of Directors
                                (Principle Executive Officer)

/s/ Richard B. Crowley, Jr.     Vice President, Finance and     June 22, 2001
----------------------------    Chief Financial Officer
    Richard B. Crowley, Jr.     ( Principle Financial and
                                Accounting Officer)



/s/ Warren H. Muller            Director                        June 22, 2001
----------------------------
    Warren H. Muller


/s/ George Kelly                Director                        June 22, 2001
----------------------------
George Kelly


/s/ Dale L. Peterson            Director                        June 22, 2001
----------------------------
    Dale L. Peterson


/s/Larry L Hansen               Director                        June 22, 2001
----------------------------
   Larry L. Hansen

                               INDEX TO EXHIBITS


Exhibit
Number           Document
-------          --------
5.1              Opinion of Morrison & Foerster LLP

23.1             Consent of Counsel (included in Exhibit 5.1)

23.2             Consent of Deloitte & Touche LLP, Independent Auditors

25.1             Power of Attorney (contained in signature page hereto)

                                                                  Exhibit 23.2


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Micrel, Incorporated on Form S-8 of our reports dated January 23, 2001, appearing in the Annual Report on Form 10-K of Micrel, Incorporated for the year ended December 31, 2000.


DELOITTE & TOUCHE LLP
San Jose, California
June 21, 2001

                                                                   Exhibit 5.1

                           MORRISON & FOERSTER, LLP




                                 June 22, 2001


Micrel, Incorporated
2180 Fortune Drive
San Jose, California 95131

Ladies and Gentlemen:

   We have examined the Registration Statement on Form S-8 to be filed by Micrel, Incorporated (the "Company") with the Securities and Exchange Commission (the "SEC") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 100,000 shares of the Company's Common Stock, no par value (the "Plan Shares") which will be issuable under the Micrel, Incorporated 2000 Nonqualified Stock Incentive Plan (the "Plan").

   As your counsel in connection with the Registration Statement, we have examined the proceedings taken by you in connection with the assumption of the Plan and the authorization of the issuance of the shares of Common Stock under the Plan and such documents as we have deemed necessary to render this opinion.

   Based upon the foregoing, it is our opinion that the Plan Shares, when issued and outstanding pursuant to the terms of the Plan, will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

   We consent to the use of this opinion as an exhibit to the Registration Statement.

                                                  Very truly yours,

                                                  /s/ Morrison  & Foerster LLP